UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 15, 2022

OppFi Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39550	85-1648122
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 E. Randolph Street, Suite 3400

Chicago, Illinois 60601

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (312) 212-8079

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	OPFI	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	OPFI WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 15, 2022, Opportunity Financial, LLC (“OppFi-LLC”), a Delaware limited liability company and subsidiary of OppFi, Inc., a Delaware corporation (the “Company”), entered into total return swaps (the “TRS”) with affiliates of Midtown Madison Management (collectively, “Midtown”) pursuant to which OppFi-LLC agreed to provide credit protection related to a reference pool of consumer receivables financed by Midtown through a $75 million revolving credit agreement (the “Credit Agreement”) with Midtown as lender and Gray Rock SPV V, LLC as borrower (“Borrower”). Pursuant to the TRS, Opp-Fi LLC will receive payments received by the Midtown reference lenders under the Credit Agreement. OppFi-LLC also entered into a servicing agreement to service the consumer receivables financed through the Credit Agreement (the “Servicing Agreement”).

The TRS is designed to enable OppFi-LLC to obtain the economic benefit of owning interests in the consumer receivables financed with loans made under the Credit Agreement (the “Loans”), without actually owning such receivables, in return for OppFi-LLC paying interest and principal losses on the Loans to Midtown. OppFi-LLC incurs the risk that certain Borrower defaults under the Credit Agreement may result in acceleration of the Loans, termination of Midtown’s commitments to make additional Loans and the obligation of OppFi-LLC to pay default interest under the TRS.

The TRS will terminate on the earliest of (i) repayment in full of the Loans after the April 2024 revolving commitment termination date under the Credit Agreement, (ii) assignment of the Loans to OppFi-LLC and (iii) the April 2025 final maturity date set forth in the Credit Agreement. On or prior to such final maturity date, Midtown is required to cause the reference lenders to assign their right, title and interest under the Credit Agreement to OppFi-LLC.

The TRS contains customary events of default and termination events for a TRS, including failure to make payments under the TRS when due, cross default, misrepresentation, breach of agreement, bankruptcy, illegality and force majeure. In addition, OppFi-LLC is subject to an additional termination event if OppFi-LLC defaults as servicer under the Servicing Agreement. If an event of default occurs with respect to OppFi-LLC, or if certain termination events occur, Midtown will have the right to early terminate the TRS and OppFi-LLC will be required to make certain make-whole payments to, or receive certain shortfall payments from, Midtown.

The foregoing description of the TRS is not complete and is qualified by reference to the full text of the form of TRS, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Index

Exhibit No.	Description

10.1	Form of Total Return Swap Confirmation, dated April 15, 2022.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPPFI INC.

Date: April 21, 2022	By:	/s/ Pamela Johnson
	Name:	Pamela Johnson
	Title:	Chief Financial Officer